EXHIBIT 10.2

Anthony Clarke

September 28, 2020

Dear Anthony

BACKGROUND

You are employed by Achieve Pharma UK Limited (the "Company") pursuant to an employment contract dated 1 August 2017 (the "Contract").

Pursuant to the Contract, you are currently employed as President and Chief Scientific Officer of the Company. By mutual agreement, you will step down from your role as President of the Company, but you will continue in your role as Chief Scientific Officer.

You will be due a termination payment which shall be calculated by multiplying your average monthly salary over the immediately preceding 24 months by 15.

The amendments to your Contract shall take effect from the date of your signature below.

AMENDMENTS TO CONTRACT

1. Position

Clause 1.1

The current Clause 1.1 shall be deleted and replaced with the following:

"Your title will be Chief Scientific Officer.

You shall report directly to the Chief Executive Officer of the Company. You shall have such duties, authority and responsibilities as are commensurate with being Chief Scientific Officer of the Company."

Clause 1.3

The current clause 1.3(c) – (f) (inclusive) and clause 1.3(h) – (i) shall be deleted.

2. Compensation

Clause 2.1

The current Clause 2.1 shall be deleted and replaced with the following:

"The Company will pay you a salary at the rate of $120,000 USD per year which shall accrue day to day and be payable in equal monthly instalments in arrears in accordance with the Company's standard payroll schedule. Your salary will be subject to annual review."

Exhibit A

The current 'Rate and intervals of pay' shall be deleted and replaced with the following:

"US$120,000 per annum, payable in equal monthly instalments in arrears"

The current 'Employee's job title' shall be deleted and replaced with the following:

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"Chief Scientific Officer"

All other terms and conditions of your employment shall remain the same.

CONFIRMATION OF AGREEMENT

Please indicate your agreement to the terms set out in this letter by signing below and returning a copy of this letter.

Yours sincerely

/s/ Richard Stewart

Richard Stewart

For and on behalf of Achieve Pharma UK Limited

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I, Anthony Clarke, acknowledge that I have received this letter and confirm my agreement that the terms of my contract of employment with the Company are amended accordingly.

Signed:  ………/s/ Anthony Clarke…………………………………………………..

Anthony Clarke

Dated:   ……………10/2/2020……………………………………………..

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